Exhibit 99.1

PINNACLE ENTERTAINMENT ANNOUNCES CONFERENCE CALL FOR 2014 SECOND QUARTER financial results and GUIDANCE ON ITEMS AFFECTING COMPARABILITY

LAS VEGAS, July 11, 2014 - Pinnacle Entertainment, Inc. (NYSE: PNK) announced today that it will release its 2014 second quarter financial results on Thursday, July 24, 2014 prior to the market opening, followed by a conference call on the same day at 9:00 a.m. ET (6:00 a.m. PT).

The Company expects its 2014 second quarter Consolidated Adjusted EBITDA and Income (loss) from Continuing Operations to include unusual expense items that aggregate to a range of $8 million to $10 million. The unusual expense items relate to the rollout out of the Company's mychoice player loyalty program at its Ameristar branded properties, Colorado lobbying expenses, and severance expense.

To participate in the conference call, please dial (706) 679-7241 approximately five to ten minutes prior to the scheduled conference call time. The code to access the conference call is 27759616.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties at http://investors.pnkinc.com. To listen to the live call, please go to the website at least fifteen minutes prior to register, download, and install any necessary audio software.

A replay of the conference call will be available in the Events & Presentations section of the Company’s Investor Relations website following its conclusion. The Company’s Investor Relations website can be accessed at http://investors.pnkinc.com.

Non-GAAP Financial Measure
Consolidated Adjusted EBITDA is a non-GAAP measurement. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. The Company uses Consolidated Adjusted EBITDA as a relevant and useful measure to compare operating results between accounting periods. The presentation of Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening and development expenses separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes that Consolidated Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry.  Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest

Exhibit 99.1

expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.

All statements included in this press release, other than historical information or statements of historical fact, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the Company’s anticipated range of expense items for the second quarter of 2014 are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors and uncertainties that could cause actual results to differ materially from those reflected by such statements. Such factors and uncertainties include, but are not limited to: (a) the calculations of the expense items for the second quarter of 2014 are preliminary and the Company has not finalized them; (b) there may be additional expense items for the second quarter of 2014 that have not been included and the range of expense items may change depending upon circumstances that the Company cannot accurately predict; and (c) other risks, including those as may be detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"). For more information on the potential factors that could affect the Company's financial results and business, review the Company's filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment properties, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and Ohio. Pinnacle holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

CONTACTS:

Investor Relations
Vincent J. Zahn, CFA
Vice President, Finance and Investor Relations
702/541-7777 or investors@pnkmail.com